Exhibit 99.1

GXS Reports Fourth Quarter and Full Year 2012 Financial Results

Gaithersburg, MD — March 19, 2013 — GXS, a leading provider of B2B integration services, today announced its financial results for the quarter and year ended December 31, 2012.

FINANCIAL HIGHLIGHTS FROM THE FOURTH QUARTER AND FULL YEAR 2012

•	Total Revenue: 4Q12 Total Revenue of $126.5 million, up 2% versus 4Q11, up 3% adjusting for currency; FY12 Total Revenue of $487.5 million, up 2% versus FY11, up 3% adjusting for currency

•
Managed Services Revenue: 4Q12 Managed Services Revenue of $48.9 million, up 14% versus 4Q11, also up 14% adjusting for currency; FY12 Managed Services Revenue of $179.4 million, up 19% versus FY11, up 20% adjusting for currency

•	Adjusted EBITDA: 4Q12 Adjusted EBITDA of $39.0 million, down 10% versus 4Q11; FY12 Adjusted EBITDA of $146.5 million, down 6% versus FY11

•	Net Income/Loss: 4Q12 Net Income of $0.3 million as compared to a Net Income of $2.4 million in 4Q11; FY12 Net Loss of $10.1 million as compared to a Net Loss of $1.3 million in FY11

•	Minimum Contracted Value (MCV): 4Q12 MCV of $49.0 million, down 11% versus 4Q11; FY12 MCV of $204.5 million, up 17% versus FY11 – a record year for GXS

•	Exceeded the high end of Adjusted EBITDA guidance and achieved the midpoint of Total Revenue guidance for 4Q12 and FY12

BUSINESS HIGHLIGHTS FROM THE QUARTER

•
Continued to execute on sales and marketing programs to sign Managed Services accounts; 18 new deals were signed with existing and new accounts in 4Q12, bringing the total number of new Managed Services accounts signed during 2012 to 59

•	Reached a new milestone in GXS Catalog, the retail industry’s leading electronic product catalogue, by offering more than 150 million items

•	Announced support for the Global Transport Label (GTL) standard through the GXS Trading Grid platform, enabling automotive suppliers to improve materials management and logistics processes

•
Announced planned expansion of Active Invoices with Compliance (AIC) solution to include Mexico and Brazil, which will bring this Software as a Service (SaaS) offering’s global tax compliance footprint to 41 countries across 5 continents

•
Hosted annual Asia Executive Summit in Beijing themed “Leveraging Cloud Computing to Manage Your B2B Integration,” which included customers and prospects from key regional markets such as China, Singapore, Korea, Hong Kong, Taiwan, Thailand, and India

“We had another solid quarter to end a great year for GXS,” commented GXS President and Chief Executive Officer Bob Segert. “This has been a strong year for GXS, with record new contract signings and significant improvement in our customer satisfaction metrics. The investments we have been making to achieve growth in Managed Services and improve our customer’s overall experience are driving these positive results. I’m very excited about the opportunities that we have before us as we enter 2013.”

FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2012

Revenue

Total Revenue for 4Q12 was $126.5 million, up 2% as compared to $124.2 million in 4Q11 (up 3%, adjusting for currency) and within the fourth quarter guidance of $126 to $127 million. Managed Services revenue was $48.9 million in 4Q12, up 14% as compared to $42.8 million in 4Q11 (also up 14%, adjusting for currency). Messaging Services revenue was $54.3 million in 4Q12, down 3% from $56.2 million in 4Q11 (down 2%, adjusting for currency). B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $23.3 million in the aggregate for 4Q12, down 8% as compared to $25.3 million in 4Q11 (down 7%, adjusting for currency).

Total Revenue for 4Q11 was negatively impacted by $77 thousand related to the Generally Accepted Accounting Principles (“GAAP”) write-down of certain deferred revenue from RollStream, Inc. (“RollStream”) which was acquired on March 28, 2011. Adjusting for such write-down, pro forma Total Revenue for 4Q11 was $124.3 million, pro forma Managed Services revenue was $42.8 million in 4Q11, pro forma Messaging Services revenue was $56.2 million in 4Q11, and pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $25.3 million in 4Q11, resulting in 4Q12 year over year change rates of 2%, 14%, -3%, and -8%, respectively (3%, 14%, -2% and -7%, adjusting for currency, respectively).

	As Reported			Pro Forma 1
	Fourth Quarter			Fourth Quarter
	2012	2011	% change	2012	2011	% change
(in $ millions)
Revenue
Managed Services	$48.9	$42.8	14%	$48.9	$42.8	14%
Messaging Services	$54.3	$56.2	-3%	$54.3	$56.2	-3%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$23.3	$25.3	-8%	$23.3	$25.3	-8%
Total Revenue	$126.5	$124.2	2%	$126.5	$124.3	2%

(1) Pro forma revenue is adjusted for the write-down of certain deferred revenue from the RollStream acquisition and is presented for informational purposes.

Note: Some calculations may differ due to rounding

Total Revenue for the full year 2012 was $487.5 million, up 2% as compared to $479.9 million for the full year 2011 (up 3%, adjusting for currency). Managed Services revenue was $179.4 million for the full year 2012, up 19% as compared to $150.4 million for the full year 2011 (up 20%, adjusting for currency). Messaging Services revenue was $214.6 million for the full year 2012, down 7% from $230.7 million for the full year 2011 (down 5%, adjusting for currency). B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $93.5 million in aggregate for the full year 2012, down 5% as compared to $98.8 million for the full year 2011 (down 4%, adjusting for currency).

Total Revenue for the full years 2012 and 2011 was negatively impacted by the Generally Accepted Accounting Principles (“GAAP”) write-down of certain deferred revenue from RollStream and from Inovis International, Inc. (“Inovis”) which was acquired on June 2, 2010. These amounts totaled $25 thousand (related to RollStream) and $1.4 million (related to Inovis and RollStream) in 2012 and 2011, respectively. Adjusting for such write-downs and assuming that the acquisitions of Inovis and RollStream occurred on January 1, 2011, pro forma Total Revenue for the full year 2012 was $487.5 million, pro forma Managed Services revenue was $179.4 million in 2012, pro forma Messaging Services revenue was $214.6 million in 2012, and pro forma aggregate B2B Software and Services, Data Synchronization, and Custom Outsourcing revenues were $93.6 million in 2012, resulting in full year growth rates of 1%, 19%, -7%, and -6%, respectively (3%, 20%, -5% and -5%, adjusting for currency, respectively).

	As Reported			Pro Forma 1
		Full Year			Full Year
	2012	2011	% change	2012	2011	% change
(in $ millions)
Revenues
Managed Services	$179.4	$150.4	19%	$179.4	$150.8	19%
Messaging Services	$214.6	$230.7	-7%	$214.6	$230.8	-7%
B2B Software and Services, Data Synchronization, and Custom Outsourcing	$93.5	$98.8	-5%	$93.6	$99.6	-6%
Total Revenues	$487.5	$479.9	2%	$487.5	$481.3	1%

(1) Pro forma revenue is adjusted for the write-down of certain deferred revenue from the Inovis and RollStream acquisitions and is presented for informational purposes.

Note: Some calculations may differ due to rounding

Expenses and Net Income (Loss)

Cost of revenues, sales and marketing, and general and administrative expenses for 4Q12 were $103.0 million, as compared to $97.6 million in 4Q11. Restructuring charges were $0.2 million in 4Q12, as compared to $0.1 million in 4Q11. Operating income in 4Q12 was $23.3 million, as compared to $26.5 million in 4Q11, and was $23.3 million and $26.6 million on a pro forma basis in the same periods, respectively. Net interest expense and net other expense totaled $22.5 million for 4Q12, as compared to $19.9 million in 4Q11, resulting in income before income taxes of $0.8 million and $6.6 million in 4Q12 and 4Q11, respectively, and $0.8 million and $6.7 million on a pro forma basis in the same periods, respectively. Net income was $0.3 million in 4Q12 after $0.5 million in income tax expense, as compared to $2.4 million in 4Q11 after $4.2 million in income tax expense, and was $0.3 million and $2.5 million on a pro forma basis in the same periods, respectively.

	As Reported				Pro Forma
	Fourth Quarter				Fourth Quarter
	2012		2011		2012		2011
(in $ millions)
Expenses
Cost of revenues		$69.1		$66.8		$69.1		$66.8
Sales and marketing		$18.9		$17.2		$18.9		$17.2
General and administrative		$15.1		$13.6		$15.1		$13.6
Restructuring charges		$0.2		$0.1		$0.2		$0.1
Total expenses		$103.2		$97.7		$103.2		$97.7
Operating income		$23.3		$26.5		$23.3		$26.6
Other expenses
Interest expense, net	$	(21.1)	$	(21.1)	$	(21.1)	$	(21.1)
Other income (expense), net	$	(1.5)		$1.1	$	(1.5)		$1.1
Total other expenses	$	(22.5)	$	(19.9)	$	(22.5)	$	(19.9)
Income before income taxes		$0.8		$6.6		$0.8		$6.7
Income tax expense		$0.5		$4.2		$0.5		$4.2
Net income		$0.3		$2.4		$0.3		$2.5

Note: Some calculations may differ due to rounding

Cost of revenues, sales and marketing, and general and administrative expenses for the full year 2012 were $402.5 million, as compared to $386.9 million for the full year 2011. Restructuring charges were $1.5 million for the full year 2012, as compared to $2.5 million for the full year 2011. Operating income for the full year 2012 was $83.5 million, as compared to $90.5 million for the full year 2011. Net interest expense and net other expense was $89.8 million for the full year 2012, as compared to $85.0 million for the full year 2011, resulting in income (loss) before income taxes of ($6.3) million and $5.5 million for the full years 2012 and 2011, respectively. Net income (loss) was ($10.1) million for the full year 2012 after $3.9 million in income tax expense, as compared to ($1.3) million for the full year 2011 after $6.8 million in income tax expense, and was ($10.1) million and $0.2 million on a pro forma basis in the same periods, respectively.

	As Reported				Pro Forma
	Full Year				Full Year
	2012		2011		2012		2011
(in $ millions)
Expenses
Cost of revenues		$267.9		$257.7		$267.9		$257.7
Sales and marketing		$69.7		$65.9		$69.7		$65.9
General and administrative		$64.9		$63.4		$64.9		$63.4
Restructuring charges		$1.5		$2.5		$1.5		$2.5
Total expenses		$404.0		$389.4		$404.0		$389.4
Operating income		$83.5		$90.5		$83.5		$91.9
Other expenses
Interest expense, net	$	(84.6)	$	(82.8)	$	(84.6)	$	(82.8)
Other expense, net	$	(5.1)	$	(2.2)	$	(5.1)	$	(2.2)
Total other expenses	$	(89.8)	$	(85.0)	$	(89.8)	$	(85.0)
Income (loss) before income taxes	$	(6.3)		$5.5	$	(6.2)		$7.0
Income tax expense		$3.9		$6.8		$3.9		$6.8
Net income (loss)	$	(10.1)	$	(1.3)	$	(10.1)		$0.2

Note: Some calculations may differ due to rounding

Adjusted EBITDA

Adjusted earnings before interest, taxes, depreciation and amortization, and certain other charges (“Adjusted EBITDA”, a non-GAAP measure) for 4Q12 was $39.0 million, as compared to $43.2 million in 4Q11 and higher than 4Q12 guidance of $37.5 to $38.5 million. Adjusted EBITDA for the full year 2012 was $146.5 million, 6% lower than the full year 2011 and higher than full year 2012 guidance of $145 to $146 million.

Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its business and management team. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as (i) an alternative to net income (loss), (ii) a measure of operating income, or cash flows from operating, investing and financing activities, or (iii) a measure of liquidity. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies. The table below reconciles Net income (loss) to Adjusted EBITDA for the periods presented.

	As Reported			Pro Forma
	Fourth Quarter			Fourth Quarter
	2012	2011		2012	2011
(in $ millions)
Net income	$0.3		$2.4	$0.3		$2.5
Adjustments:
Income tax expense	$0.5		$4.2	$0.5		$4.2
Interest expense, net	$21.1		$21.1	$21.1		$21.1
Depreciation and amortization	$14.2		$15.5	$14.2		$15.5
Stock compensation expense	$0.3	$	(0.1)	$0.3	$	(0.1)
Other (income) expense, net	$1.5	$	(1.1)	$1.5	$	(1.1)
Restructuring charges	$0.2		$0.1	$0.2		$0.1
Deferred income adjustment (1)	$0.0		$0.1	$0.0		$0.0
Management fees	$1.0		$1.0	$1.0		$1.0
Total adjustments	$38.7		$40.8	$38.7		$40.7
Adjusted EBITDA	$39.0		$43.2	$39.0		$43.2

(1) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

	As Reported				Pro Forma
	Full Year				Full Year
	2012		2011		2012		2011
(in $ millions)
Net income (loss)	$	(10.1)	$	(1.3)	$	(10.1)	$0.2
Adjustments:
Income tax expense		$3.9		$6.8		$3.9	$6.8
Interest expense, net		$84.6		$82.8		$84.6	$82.8
Depreciation and amortization		$56.5		$55.7		$56.5	$55.7
Stock compensation expense		$0.9		$0.7		$0.9	$0.7
Other expense, net		$5.1		$2.2		$5.1	$2.2
Restructuring charges		$1.5		$2.5		$1.5	$2.5
Merger and acquisition fees		$0.0		$0.2		$0.0	$0.2
Integration costs (1)		$0.0		$0.2		$0.0	$0.2
Deferred income adjustment (2)		$0.0		$1.4		$0.0	$0.0
Management fees		$4.0		$4.0		$4.0	$4.0
Total adjustments		$156.6		$156.5		$156.6	$155.0
Adjusted EBITDA		$146.5		$155.2		$146.5	$155.2

(1) Integration costs represented certain incremental operating expenses associated with the integration of the Inovis business.

(2) Purchase accounting requires that deferred income of an acquired business be written-down to fair value of the underlying obligations plus associated margin at the date of acquisition.

Note: Some calculations may differ due to rounding

LIQUIDITY AND CAPITAL EXPENDITURES

Cash and cash equivalents totaled $35.0 million at the end of 4Q12, as compared to $13.0 million at the end of 4Q11. There was no amount outstanding under the revolving credit facility at the end of 4Q12 while there was $3.0 million outstanding at the end of 4Q11. At the end of both 4Q12 and 4Q11, $11.7 million of the $50.0 million of revolving credit facility capacity was pledged as security for certain letters of credit. Therefore, total available cash liquidity, including cash and cash equivalents and total revolving credit facility capacity less outstanding borrowings and letters of credit secured by the revolving credit facility, was $73.3 million and $48.3 million at the end of 4Q12 and 4Q11, respectively.

Capital expenditures (“CAPEX”) were $9.4 million in 4Q12, as compared to $8.5 million in 4Q11, bringing total CAPEX for the full year 2012 to $40.8 million as compared to $42.8 million for the full year 2011.

CUSTOMER ACQUISITION ACTIVITY

Total MCV for 4Q12 was $49.0 million, down 11% as compared to $55.3 million in 4Q11. Sales activity in 4Q12 continued to be focused primarily on new Managed Services contracts which comprised 76% of 4Q12 MCV as compared to 77% in 4Q11. For the full year 2012, MCV was $204.5 million, as compared to $175.0 million in 2011, a 17% increase and a record year in MCV for GXS.

MCV is the incremental future minimum committed revenue of new sales agreements signed in the current period by customers. If the new contract signed is to replace an existing revenue stream, the MCV is adjusted to reflect only the incremental value from the sale. The MCV calculations are not reflected or recorded within the condensed consolidated financial statements. MCV is not a measure of financial condition or financial performance under U.S. GAAP and should not be considered as an alternative to deferred income or revenues, or as a measure of financial condition or operating performance.

FINANCIAL GUIDANCE

As GXS moves into 2013, the company will continue to execute on programs designed to support its growth aspirations and customer satisfaction metrics. “The investments we’ve made in customer-facing activities, such as sales, marketing, customer support, and professional services, are continuing to drive growth in Managed Services MCV,” commented Gregg Clevenger, GXS Executive Vice President and Chief Financial Officer. “In 2013, we intend to continue to make targeted operating expense and CAPEX investments in programs designed to continue the improvement in the overall customer experience as well as to enhance the speed, flexibility and capabilities of GXS Trading Grid. These investments will improve our ability to scale our Managed Services offerings today while providing a foundation for margin expansion in the future.”

For 2013, revenue is expected to be in the range of $485 to $495 million, representing a year over year change of between (0.5%) and 1.5% (0.8% to 2.8%, adjusting for forecasted currency impact at current levels). Adjusted EBITDA is expected to be in the range of $145 to $150 million, representing a year over year change of between (1.0%) and 2.4% (0.8% to 4.3%, adjusting for forecasted currency impact at current levels). CAPEX is expected to be in the range of $40 to $45 million, representing a year over year change of (1.9%) to 10.4%, and MCV is expected to be in the range of $220 to $230 million, representing an increase of between 7.6% and 12.5% versus the full year 2012.

For 1Q13, revenue is expected to be in the range of $118 to $119 million, between (0.8%) and 0.1% versus 1Q12 (0.3% to 1.1%, adjusting for forecasted currency impact at current levels), and Adjusted EBITDA is expected to be in the range of $29 to $30 million, a decline of between 13.8% and 10.9% (a decline of 12.4% to 9.4%, adjusting for forecasted currency impact at current levels) versus 1Q12.

For 2Q13, revenue is expected to be in the range of $120 to $121 million, between (0.7%) and 0.2% versus 2Q12 (1.0% to 1.8%, adjusting for forecasted currency impact at current levels), and Adjusted EBITDA is expected to be in the range of $34 to $35 million, a decline of between 7.0% and 4.3% (a decline of 4.6% to 1.9%, adjusting for forecasted currency impact at current levels) versus 2Q12.

Achieving this guidance is subject to a number of risks and uncertainties as described in the company’s filings with the Securities and Exchange Commission (“SEC”). As a result, there can be no assurance that such guidance can be achieved.

	First Quarter 2013			Second Quarter 2013			Full Year 2013
(in $ millions)
Revenue	$ 118	to	$ 119	$ 120	to	$ 121	$ 485	to	$ 495
Adjusted EBITDA	$ 29	to	$ 30	$ 34	to	$ 35	$ 145	to	$ 150
CAPEX	n/a		n/a	n/a		n/a	$ 40	to	$ 45
MCV	n/a		n/a	n/a		n/a	$ 220	to	$ 230

First and Second Quarter and Full Year 2013 Adjusted EBITDA Guidance - Reconciliation to GAAP

($ millions)	First Quarter 2013			Second Quarter 2013			Full Year 2013
Adjusted EBITDA	$ 29.0	to	$ 30.0	$ 34.0	to	$ 35.0	$ 145.0	to	$ 150.0
Income tax expense	($ 0.8)	to	($ 1.2)	($ 0.8)	to	($ 1.2)	($ 3.2)	to	($ 4.8)
Interest expense, net	($ 21.1)	to	($ 21.2)	($ 21.1)	to	($ 21.2)	($ 84.4)	to	($ 84.8)
Depreciation and amortization	($ 14.0)	to	($ 14.4)	($ 14.0)	to	($ 14.4)	($ 56.0)	to	($ 57.6)
Stock compensation expense	($ 0.2)	to	($ 0.3)	($ 0.2)	to	($ 0.3)	($ 0.8)	to	($ 1.2)
Other income, net	($ 0.8)	to	($ 1.2)	($ 0.8)	to	($ 1.2)	($ 3.2)	to	($ 4.8)
Restructuring charges	($ 0.2)	to	($ 0.3)	($ 0.2)	to	($ 0.3)	($ 0.8)	to	($ 1.2)
Management fees	($ 1.0)			($ 1.0)			($ 4.0)
Total adjustments	($ 38.1)	to	($ 39.6)	($ 38.1)	to	($ 39.6)	($ 152.4)	to	($ 158.4)
Net income (loss)	($ 9.1)	to	($ 9.6)	($ 4.1)	to	($ 4.6)	($ 7.4)	to	($ 8.4)

EARNINGS CONFERENCE CALL

Bob Segert and Gregg Clevenger will conduct a call to review the fourth quarter and full year 2012 results on Tuesday, March 19, 2013 at 1:00 PM U.S. Eastern Time. To access the call, please dial 877-269-6740, or outside the U.S. 816-650-0840, at least 10 minutes before the start of the call (when calling in, you’ll be asked for your name and the Conference ID Number 88296570). A replay will be available for one week beginning two hours after the call ends. It can be accessed by dialing 855-859-2056 or 404-537-3406.

ABOUT GXS

GXS is a leading provider of B2B integration services and operates the world’s largest integration cloud, GXS Trading Grid®. Our software and services help approximately 500,000 businesses, including 22 of the top 25 supply chains, extend their partner networks, automate receiving processes, manage electronic payments, and improve supply chain visibility. GXS Managed Services, our unique approach to improving B2B integration operations, combines GXS Trading Grid® with our process orchestration services and global team to manage a company’s multi-enterprise processes. Based in Gaithersburg, Maryland, GXS has direct operations in 20 countries, employing more than 2,800 professionals.  To learn more, see http://www.gxs.com, read our blog at http://www.gxsblogs.com, follow us on Twitter at http://twitter.com/gxs and join us on LinkedIn at http://www.linkedin.com/company/gxs. You can also access our public filings with the SEC at http://www.sec.gov/edgar.shtml.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future, including the discussion under “Financial Guidance,” are forward-looking statements. These forward-looking statements are affected by risks, uncertainties and assumptions, including but not limited to those set forth in the company's public filings with the SEC, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise.

NON-GAAP MEASURES

This press release contains certain supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Such measures should not be considered as alternatives to GAAP measures. It also contains certain unaudited “pro forma” financial information and results, which adjust for the impact of write-downs in deferred revenue in relation to the Inovis and RollStream acquisitions, as discussed above. Such pro forma information is presented for informational purposes only, as an aid to understanding the company's financial results. This pro forma information is not prepared in accordance with GAAP and should not be considered a substitute for the historical financial information presented in accordance with GAAP. The pro forma financial information used by the company may be different from pro forma financial information used by other companies and is not necessarily indicative of future results. You should not place undue reliance on such information.

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2012 (unaudited)	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$35,030	$12,968
Receivables, net	99,094	106,799
Prepaid expenses and other assets	28,326	28,881
Total current assets	162,450	148,648

Property and equipment, net	109,307	105,049
Goodwill	269,046	268,767
Intangible assets, net	100,838	120,483
Deferred financing costs	10,988	15,018
Other assets	20,103	23,112

Total Assets	$672,732	$681,077

Liabilities and Stockholder's Deficit
Current liabilities:
Borrowings under revolving credit facility	$––	$3,000
Trade payables	20,025	19,640
Deferred income	41,492	46,622
Accrued expenses and other current liabilities	46,029	47,369
Total current liabilities	107,546	116,631

Long-term debt	775,334	772,068
Deferred income tax liabilities	10,753	9,961
Other liabilities	56,541	46,743
Total liabilities	950,174	945,403

GXS Worldwide, Inc. stockholder's deficit:
Common stock $1.00 par value, 1,000 shares authorized, issued and outstanding	1	1
Additional paid-in capital	429,952	429,045
Accumulated deficit	(697,659)	(687,446)
Accumulated other comprehensive loss	(10,082)	(6,208)
Total GXS Worldwide, Inc. stockholder's deficit	(277,788)	(264,608)
Non-controlling interest	346	282
Total stockholder’s deficit	(277,442)	(264,326)

Total Liabilities and Stockholder’s Deficit	$672,732	$681,077

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
 (In thousands)

	Three Months ended December 31,		Twelve Months ended December 31,
	2012 (unaudited)	2011 (unaudited)	2012 (unaudited)	2011

Revenues	$126,524	$124,248	$487,524	$479,887

Costs and operating expenses:
Cost of revenues	69,061	66,776	267,870	257,659
Sales and marketing	18,866	17,228	69,663	65,860
General and administrative	15,075	13,563	64,937	63,382
Restructuring charges	182	141	1,542	2,469
Operating income	23,340	26,540	83,512	90,517

Other income (expense):
Interest expense, net	(21,087)	(21,066)	(84,649)	(82,755)
Other income (expense), net	(1,450)	1,121	(5,129)	(2,237)
Income (loss) before income taxes	803	6,595	(6,266)	5,525

Income tax expense	480	4,158	3,883	6,784
Net income (loss)	323	2,437	(10,149)	(1,259)
Less: Net income attributable to non-controlling interest	32	28	64	25

Net income (loss) attributable to GXS Worldwide, Inc.	$291	$2,409	$(10,213)	$(1,284)

GXS WORLDWIDE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Years ended December 31,
	2012 (unaudited)	2011
Cash flows from operations:
Net loss	$(10,149)	$(1,259)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,485	55,680
Deferred income taxes	1,109	3,639
Amortization of deferred financing costs and debt discount	8,080	7,441
Unrealized gain on interest rate swap	––	(2,365)
Settlement of interest rate swap	––	(2,318)
Stock compensation expense	907	733
Changes in operating assets and liabilities, net of effect of business acquisitions:
(Increase) decrease in receivables	7,705	(8,717)
(Increase) decrease in prepaid expenses and other assets	3,195	(9,449)
Increase (decrease) in trade payables	(550)	4,807
Increase (decrease) in deferred income	(5,130)	2,999
Increase (decrease) in accrued expenses and other liabilities	8,095	(8,637)
Other	(3,130)	3,094
Net cash provided by operating activities	66,617	45,648

Cash flows from investing activities:
Purchases of property and equipment (including capitalized interest)	(40,767)	(42,782)
Business acquisition, net of cash acquired ($4 in 2011)	––	(1,125)
Net cash used in investing activities	(40,767)	(43,907)

Cash flows from financing activities:
Borrowings under revolving credit facility	20,000	50,000
Repayments under revolving credit facility	(23,000)	(55,000)
Payment of financing costs	(421)	(2)
Net cash used in financing activities	(3,421)	(5,002)

Effect of exchange rate changes on cash	(367)	(97)

Increase (decrease) in cash and cash equivalents	22,062	(3,358)
Cash and cash equivalents, beginning of year	12,968	16,326
Cash and cash equivalents, end of year	$35,030	$12,968

Supplemental disclosure of cash flow information:
Cash paid for interest, net of amounts capitalized	$77,636	$78,012
Cash paid for interest rate swap	$––	$4,683
Cash paid for income taxes	$3,216	$3,129

Noncash investing and financing activities:
Fair value of equity securities issued in business acquisition	$––	$420

INVESTOR RELATIONS:
Gregg Clevenger
Executive Vice President and Chief Financial Officer
GXS Worldwide, Inc.
301-340-5188
gregg.clevenger@gxs.com

MEDIA RELATIONS:
Robin Lane
PR Manager
GXS Worldwide, Inc.
301-340-4277
robin.lane@gxs.com